Exhibit 99.1

Contact:	Peter W. Keegan Chief Financial Officer (212) 521-2950 Darren Daugherty Investor Relations (212) 521-2788 Candace Leeds Public Affairs (212) 521-2416

LOEWS CORPORATION REPORTS
NET INCOME FOR THE FIRST QUARTER OF 2007

   NEW YORK, April 30, 2007—Loews Corporation (NYSE:LTR;CG) today reported consolidated net income (including both the Loews Group and Carolina Group) for the 2007 first quarter of $768.3 million, compared to $541.0 million in the 2006 first quarter.

Net income and earnings per share information attributable to Loews common stock and Carolina Group stock is summarized in the table below:

	Three Months Ended March 31,
(In millions, except per share data)	2007	2006

Net income attributable to Loews common stock:
Income before net investment gains (losses)	$573.5	$482.0
Net investment gains (losses) (a)	75.0	(3.6)
Income from continuing operations	648.5	478.4
Discontinued operations, net	2.2	(5.0)
Net income attributable to Loews common stock	650.7	473.4
Net income attributable to Carolina Group stock	117.6	67.6
Consolidated net income	$768.3	$541.0

Net income per share:
Loews common stock:
Income from continuing operations	$1.20	$0.86
Discontinued operations, net		(0.01)
Net income	$1.20	$0.85
Carolina Group stock	$1.08	$0.86
Book value per share of Loews common stock at:
March 31, 2007	$31.22
December 31, 2006	$30.14

(a)
Includes a gain of $89.2 million related to a reduction in the Company’s ownership interest in Diamond Offshore from the conversion of Diamond Offshore’s 1.5% convertible debt into Diamond Offshore common stock.

Net income attributable to Loews common stock for the first quarter of 2007 amounted to $650.7 million, or $1.20 per share, compared to $473.4 million, or $0.85 per share in the comparable period of the prior year. The increase in net income reflects improved results at the Company’s 89% owned subsidiary, CNA Financial Corporation and the Company’s 51% owned subsidiary, Diamond Offshore Drilling, Inc., and net investment gains described below, partially offset by a decrease in the share of Carolina Group earnings attributable to Loews common stock, due to the sale of Carolina Group stock in August and May of 2006.

Net income attributable to Loews common stock includes net investment gains of $75.0 million (after tax and minority interest) in the first quarter of 2007 compared to net investment losses of $3.6 million (after tax and minority interest) in the comparable period of the prior year. The results for the first quarter of 2007 included a gain of $89.2 million (after tax) related to a reduction in the Company’s ownership interest in Diamond Offshore from the conversion of Diamond Offshore’s 1.5% convertible debt into Diamond Offshore common stock.

Net income per share of Carolina Group stock for the first quarter of 2007 was $1.08 per share, compared to $0.86 per share in the comparable period of the prior year. The increase in net income attributable to Carolina Group stock was due to an increase in Lorillard, Inc. net income primarily from higher effective unit prices resulting from the December 2006 price increase and lower promotion expenses (accounted for as a reduction to net sales), partially offset by a 0.9% reduction in unit sales volume. The Company is issuing a separate press release reporting the results of the Carolina Group for the first quarter of 2007.

Consolidated revenues in the first quarter of 2007 amounted to $4.7 billion, compared to $4.2 billion in the comparable period of the prior year.

# # #

At March 31, 2007, there were 537,020,587 shares of Loews common stock outstanding and 108,436,023 shares of Carolina Group stock outstanding. During the three months ended March 31, 2007, the Company purchased 7,261,449 shares of Loews common stock at an aggregate cost of $314.0 million. Depending on market conditions, the Company from time to time purchases shares of its, and its subsidiaries’, outstanding common stock in the open market or otherwise.

The Company has two classes of common stock: (i) Carolina Group stock, a tracking stock intended to reflect the economic performance of a group of the Company’s assets and liabilities, called the Carolina Group, principally consisting of the Company’s subsidiary Lorillard, Inc. and (ii) Loews common stock, representing the economic performance of the Company’s remaining assets, including the interest in the Carolina Group not represented by Carolina Group stock. At March 31, 2007, the outstanding Carolina Group stock represents a 62.4% interest in the economic performance of the Carolina Group.

# # #

CONFERENCE CALLS

A conference call to discuss the first quarter results of Loews Corporation has been scheduled for 11:00 a.m. EDT, Monday, April 30, 2007. A live broadcast of the call will be available online at the Loews Corporation website (www.loews.com). Please go to the website at least ten minutes before the event begins to register and to download and install any necessary audio software. Those interested in participating in the question and answer session of the conference call should dial (877) 692-2592, or for international callers, (973) 582-2757. The conference ID number is 8623030. An online replay will be available at the Company’s website following the call.

A conference call to discuss the first quarter results of CNA has been scheduled for 10:00 a.m. EDT, Monday, April 30, 2007. A live broadcast of the call will be available online at the CNA website (http://investor.cna.com). Please go to the website at least ten minutes before the event begins to register and to download and install any necessary audio software. Those interested in participating in the question and answer session of the conference call should dial (800) 810-0924, or for international callers, (913) 981-4900. An online replay will be available at CNA’s website following the call.

A conference call to discuss the first quarter results of Boardwalk Pipeline Partners, LP has been scheduled for 9:00 a.m. EDT, Monday, April 30, 2007. A live broadcast of the call will be available online at the Boardwalk Pipeline website (www.boardwalkpipelines.com). Please go to the website at least ten minutes before the event begins to register and to download and install any necessary audio software. Those interested in participating in the question and answer session of the conference call should dial (866) 510-0711. The conference ID number is 57053321. An online replay will be available at Boardwalk Pipeline’s website following the call.

A conference call to discuss the first quarter results of Diamond Offshore was held on Thursday, April 26, 2007. An online replay is available at the Diamond Offshore website (www.diamondoffshore.com).

# # #

ABOUT LOEWS CORPORATION

Loews Corporation, a holding company, is one of the largest diversified corporations in the United States. Its principal subsidiaries are CNA Financial Corporation (NYSE: CNA); Lorillard, Inc.; Boardwalk Pipeline Partners, LP (NYSE: BWP); Diamond Offshore Drilling, Inc. (NYSE: DO); Loews Hotels; and Bulova Corporation.

# # #

FORWARD-LOOKING STATEMENTS

Statements contained in this press release which are not historical facts are “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements are inherently uncertain and subject to a variety of risks that could cause actual results to differ materially from those expected by management of the Company, CNA, Boardwalk Pipeline and Diamond Offshore. A discussion of the important risk factors and other considerations that could materially impact these matters as well as the Company’s overall business and financial performance can be found in the Company’s reports filed with the Securities and Exchange Commission and readers of this release are urged to review those reports carefully when considering these forward-looking statements. Copies of these reports are available through the Company’s website (www.loews.com). Given these risk factors, investors and analysts should not place undue reliance on forward-looking statements. Any such forward-looking statements speak only as of the date of this press release. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any forward-looking statement is based.

Loews Corporation and Subsidiaries
Financial Review

	Three Months Ended March 31,
	2007	2006
	(Amounts in millions, except
	per share data)

Revenues:
Insurance premiums and net investment income (a)	$2,741.7	$2,574.7
Manufactured products (b)	959.2	898.4
Other	958.8	771.4
Total	4,659.7	4,244.5

Expenses:
Insurance claims & policyholders’ benefits	1,447.9	1,492.0
Cost of manufactured products sold (b) (c)	567.5	533.3
Other	1,257.0	1,234.6
Total	3,272.4	3,259.9

	1,387.3	984.6

Income tax expense	455.3	334.2
Minority interest	165.9	104.4
Total	621.2	438.6

Income from continuing operations	766.1	546.0
Discontinued operations, net	2.2	(5.0)

Net income	$768.3	$541.0

Net income attributable to:
Loews common stock:
Income from continuing operations	$648.5	$478.4
Discontinued operations, net	2.2	(5.0)
Loews common stock	$650.7	$473.4
Carolina Group stock (d)	117.6	67.6
	$768.3	$541.0

Income per share of Loews common stock:
Income from continuing operations	$1.20	$0.86
Discontinued operations, net		(0.01)
Diluted net income	$1.20	$0.85

Diluted net income per share of Carolina Group stock	$1.08	$0.86

Weighted diluted number of shares:
Loews common stock	542.56	558.24
Carolina Group stock	108.51	78.33

(a)
Includes investment gains of $114.0 and $2.0 for the respective periods. The three months ended March 31, 2007 includes a gain of $138.2 ($89.2 after tax) related to a reduction in the Company’s ownership interest in Diamond Offshore from the conversion of Diamond Offshore's 1.5% convertible debt into Diamond Offshore common stock.

(b)	Includes excise taxes of $161.7 and $163.9 paid on sales of manufactured products for the respective periods.
(c)	Includes charges of $249.1 and $217.0 ($157.8 and $133.1 after taxes) to accrue obligations under the State Settlement Agreements for the respective periods.
(d)	Represents 62.4% and 45.0% of the economic interest in the Carolina Group for the respective periods.

Loews Corporation and Subsidiaries
Additional Financial Information

	Three Months Ended March 31,
	2007	2006
	(In millions)

Revenues:
CNA Financial	$2,538.4	$2,491.7
Lorillard (a)	944.9	879.6
Boardwalk Pipeline	190.4	175.0
Diamond Offshore	618.9	458.7
Loews Hotels	95.3	93.4
Investment income-net and other (b)
Income from trading portfolio	88.6	70.6
Other	69.2	73.5
	$4,545.7	$4,242.5

Investment gains (losses):
CNA Financial	(21.4)	8.8
Corporate and other (c)	135.4	(6.8)
	114.0	2.0
Total	$4,659.7	$4,244.5

Income Before Taxes:
CNA Financial	$459.4	$346.3
Lorillard (d)	133.1	164.6
Boardwalk Pipeline	80.3	69.4
Diamond Offshore	309.1	205.3
Loews Hotels	17.8	13.9
Investment income-net and other (b)
Income from trading portfolio	88.6	70.6
Other	(0.6)	2.0
	1,087.7	872.1

Investment gains (losses):
CNA Financial	(21.4)	8.8
Corporate and other (c)	135.3	(6.5)
	113.9	2.3

Loews common stock	1,201.6	874.4
Carolina Group stock (e)	185.7	110.2
Total	$1,387.3	$984.6

Net Income:
CNA Financial	$275.0	$217.1
Lorillard (d)	84.3	101.0
Boardwalk Pipeline (f)	39.1	35.7
Diamond Offshore	107.2	72.3
Loews Hotels	10.9	8.5
Investment income-net and other (b)
Income from trading portfolio	57.6	45.9
Other	(0.6)	1.5
	573.5	482.0

Investment gains (losses):
CNA Financial	(12.4)	0.5
Corporate and other (c)	87.4	(4.1)
	75.0	(3.6)

Income from continuing operations	648.5	478.4
Discontinued operations, net	2.2	(5.0)
Loews common stock	650.7	473.4
Carolina Group stock (e)	117.6	67.6
Total	$768.3	$541.0

(a)	Includes excise taxes of $161.7 and $163.9 paid on sales of manufactured products for the respective periods.
(b)	Consists primarily of corporate investment income, interest expenses, the operations of Bulova Corporation and other unallocated expenses.
(c)
Includes a gain of $138.2 ($89.2 after tax) for the three months ended March 31, 2007 related to a reduction in the Company's ownership interest in Diamond Offshore from the conversion of Diamond Offshore's 1.5% convertible debt into Diamond Offshore common stock.

(d)	The Loews Group's intergroup interest in the earnings of the Carolina Group declined from 54.9% in 2006 to 37.6% in 2007 due to the sales of Carolina Group stock by Loews in August and May of 2006.
(e)	Represents 62.4% and 45.0% of the economic interest in the Carolina Group for the respective periods.
(f)
Represents 79.6% and 85.5% ownership interest in Boardwalk Pipeline for the respective periods. Boardwalk Pipeline issued 6.9 million common units in the fourth quarter of 2006 and 8.0 million common units in February 2007.